Exhibit 99.3
Unaudited Pro Forma Condensed Combined Financial Information

The following sets forth certain unaudited pro forma condensed combined financial information giving effect to the merger of Etsy, Inc. (“Etsy”) and Reverb Holdings, Inc. (“Reverb”), as contemplated by the Agreement and Plan of Merger, dated as of July 21, 2019 (the “Merger Agreement”). The acquisition was completed on August 15, 2019 (the “Acquisition Date”).

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2018 and the six months ended June 30, 2019 combine the historical consolidated statements of operations of Etsy and Reverb, giving effect to the acquisition as if it had occurred on January 1, 2018, the first day of the fiscal year ended December 31, 2018. The unaudited pro forma condensed combined balance sheet as of June 30, 2019 combines the historical consolidated balance sheets of Etsy and Reverb, giving effect to the acquisition as if it had occurred on June 30, 2019.

The historical consolidated financial information has been adjusted in the accompanying pro forma information to give effect to unaudited pro forma events that are (1) directly attributable to the acquisition, (2) factually supportable, and (3) with respect to the unaudited pro forma condensed combined statements of operations, expected to have a continuing impact on the results of operations of the combined company. The pro forma adjustments are preliminary and have been made solely for the purpose of providing pro forma information prepared in accordance with the rules and regulations of the Securities and Exchange Commission (“SEC”). The unaudited pro forma condensed combined financial statements have been prepared using the acquisition method of accounting in accordance with Accounting Standards Codification (ASC) 805, Business Combinations, and applying the assumptions and adjustments described in the accompanying notes. The accompanying unaudited pro forma condensed combined financial statements were prepared in accordance with Article 11 of SEC Regulation S-X.

The unaudited pro forma condensed combined statements of operations do not reflect any potential cost savings or synergies that may be realized as a result of the acquisition and also do not reflect any restructuring or integration-related costs to achieve those potential cost savings or synergies.

Certain amounts in the historical consolidated financial statements of Reverb have been reclassified in the unaudited pro forma condensed combined financial information to conform to Etsy’s financial statement presentation.

The unaudited pro forma condensed combined financial information is based on, and should be read together with the accompanying notes to the unaudited pro forma condensed combined financial statements and in conjunction with the following:

•
separate audited historical consolidated financial statements of Etsy as of and for the year ended December 31, 2018, and the related notes included in Etsy’s Annual Report on Form 10-K for the year ended December 31, 2018;

•
separate unaudited historical condensed consolidated financial statements of Etsy as of and for the six months ended June 30, 2019, and the related notes included in Etsy’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2019;

•
separate audited historical consolidated financial statements of Reverb as of and for the year ended December 31, 2018 and the related notes thereto incorporated by reference within Exhibit 99.1 in this Form 8-K/A; and

•
separate unaudited historical condensed consolidated financial statements of Reverb as of and for the six months ended June 30, 2019, and the related notes thereto incorporated by reference within Exhibit 99.2 in this Form 8-K/A.

The pro forma information has been prepared for illustrative purposes only, and is not necessarily indicative of the operating results or financial position that Etsy and Reverb would have achieved had the companies been combined during the periods presented in the pro forma information and is not intended to project the future results of operations that the combined company may achieve after the acquisition. The actual results of operations may differ materially from the pro forma amounts reflected herein due to a variety of factors.

Etsy, Inc.
Unaudited Pro Forma Condensed Combined Balance Sheet
As of June 30, 2019
(In thousands)

	Historical Etsy	Historical Reverb	Reclass Adjustments (Note 3)	Pro Forma Adjustments	Notes	Combined Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	359,159	10,373	—	(281,726)	5(a)	87,806
Restricted cash for the benefit of seller accounts	—	2,928	(2,928)	—		—
Short-term investments	274,673	—	—	—		274,673
Accounts receivable, net	10,585	1,720	—	—		12,305
Prepaid and other current assets	34,647	909	—	5,505	5(b)	41,061
Inventory	—	411	—	(411)	5(b)	—
Funds receivable and seller accounts	64,589	4,315	2,928	(1,665)	5(b)	70,167
Total current assets	743,653	20,656	—	(278,297)		486,012
Restricted cash	5,341	—	—	—		5,341
Property and equipment, net	128,409	1,604	4,803	25,497	5(b)	160,313
Capitalized software development, net	—	4,803	(4,803)	—		—
Goodwill	37,342	—	—	101,942	5(i)	139,284
Intangible assets, net	33,142	183	—	172,717	5(b)	206,042
Deferred tax assets	23,319	—	—	—		23,319
Long-term investments	25,438	1,007	—	—		26,445
Other assets	25,131	136	—	3,088	5(h)	28,355
Total assets	1,021,775	28,389	—	24,947		1,075,111
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	20,504	1,184	—	—		21,688
Accrued expenses	55,687	1,094	—	359	5(b,c)	57,140
Finance lease obligations—current	9,306	—	—	—		9,306
Funds payable and amounts due to sellers	64,589	7,243	—	(1,665)	5(b)	70,167
Deferred revenue	8,011	—	—	—		8,011
Current portion of term loan	—	623	—	(623)	5(g)	—
Other current liabilities	8,413	669	—	7,683	5(d,h)	16,765
Total current liabilities	166,510	10,813	—	5,754		183,077
Finance lease obligations—net of current portion	57,409	—	—	—		57,409
Deferred tax liabilities	32,642	—	—	34,898	5(d)	67,540
Facility financing obligation	—	—	—	—		—
Long-term debt, net	284,011	4,309	—	(4,309)	5(g)	284,011
Other liabilities	38,902	787	—	1,739	5(h)	41,428
Total liabilities	579,474	15,909	—	38,082		633,465
Commitments and contingencies
Mezzanine equity	—	51,189	—	(51,189)	5(e)	—
Stockholders’ equity:			—	—
Common stock and capital in excess of par value	573,731	2,015	—	(2,015)	5(e)	573,731
Accumulated deficit	(124,015)	(40,704)	—	40,049	5(f)	(124,670)
Accumulated other comprehensive loss	(7,415)	(20)	—	20	5(e)	(7,415)
Total stockholders’ equity	442,301	12,480	—	(13,135)		441,646
Total liabilities and stockholders’ equity	1,021,775	28,389	—	24,947		1,075,111
See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Information.

Etsy, Inc.
Unaudited Pro Forma Combined Statements of Operations
Six Months Ended June 30, 2019
(In thousands, except share and per share amounts)

	Historical Etsy	Historical Reverb	Reclass Adjustments (Note 3)	Pro Forma Adjustments	Notes	Combined Pro Forma
Revenue	$350,434	$23,090	$—	$—		$373,524
Cost of revenue	111,263	—	11,939	3,507	6(a)	126,709
Gross profit	239,171	—	(11,939)	(3,507)		246,815
Operating expenses:
Cost of revenue, excluding depreciation and compensation	—	8,877	(8,877)	—		—
Marketing	81,438	4,861	2,036	5,763	6(a)	94,098
Compensation	—	6,066	(6,066)	—		—
Product development	53,712	—	1,941	—		55,653
Depreciation and amortization	—	1,949	(1,949)	—		—
General and administrative	54,530	3,119	976	(1,720)	6(b)	56,905
Asset impairment charges	—	—	—	—		—
Total operating expenses	189,680	24,872	(11,939)	4,043		206,656
Income (loss) from operations	49,491	(1,782)	—	(7,550)		40,159
Other (expense) income:
Interest expense	(9,331)	(80)	—	—		(9,411)
Interest and other income	6,776	105	—	—		6,881
Foreign exchange gain	870	—	—	—		870
Total other (expense) income	(1,685)	25	—	—		(1,660)
Income (loss) before income taxes	47,806	(1,757)	—	(7,550)		38,499
Benefit (provision) for income taxes	1,996	(3)		2,511	6(c)	4,504
Net income (loss)	$49,802	$(1,760)	$—	$(5,039)		$43,003
Net income per share attributable to common stockholders:
Basic	$0.42					$0.36
Diluted	$0.38					$0.33
Weighted-average common shares outstanding:
Basic	119,848,289				6(d)	119,920,983
Diluted	130,463,025				6(d)	130,535,719

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Information.

Etsy, Inc.
Unaudited Pro Forma Combined Statements of Operations
Year Ended December 31, 2018
(In thousands, except share and per share amounts)

	Historical Etsy	Historical Reverb	Reclass Adjustments (Note 3)	Pro Forma Adjustments	Notes	Combined Pro Forma
Revenue	$603,693	$36,050	$—	$—		$639,743
Cost of revenue	190,762	—	20,579	7,516	6(a)	218,857
Gross profit	412,931	—	(20,579)	(7,516)		420,886
Operating expenses:
Cost of revenue, excluding depreciation and compensation	—	15,942	(15,942)	—
Marketing	158,013	12,857	3,933	11,527	6(a)	186,330
Compensation	—	10,074	(10,074)	—		—
Product development	97,249	—	2,967	—		100,216
Depreciation and amortization	—	3,290	(3,290)	—		—
General and administrative	82,883	4,037	1,827	—		88,747
Asset impairment charges	—	—	—	—		—
Total operating expenses	338,145	46,200	(20,579)	11,527		375,293
Income from operations	74,786	(10,150)	—	(19,043)		45,593
Other (expense) income:
Interest expense	(22,178)	—	—	—		(22,178)
Interest and other income	8,957	255	—	—		9,212
Foreign exchange (loss)	(6,487)	—	—	—		(6,487)
Total other (expense) income	(19,708)	255	—	—		(19,453)
Income (loss) before income taxes	55,078	(9,895)	—	(19,043)		26,140
Benefit (provision) for income taxes	22,413	(5)	—	7,011	6(c)	29,419
Net income (loss)	$77,491	$(9,900)	$—	$(12,032)		$55,559
Net income per share attributable to common stockholders:
Basic	$0.64					$0.46
Diluted	$0.61					$0.44
Weighted-average common shares outstanding:
Basic	120,146,076				6(d)	120,177,054
Diluted	127,084,785				6(d)	127,115,763

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Information.

Etsy, Inc.
Notes to Unaudited Pro Forma Condensed Combined Financial Information

Note 1—Description of Transaction

On August 15, 2019, Etsy completed its acquisition of Reverb. As a result of the acquisition, Reverb became a wholly-owned subsidiary of Etsy.

As contemplated by the Merger Agreement, the aggregate consideration paid in exchange for all of the outstanding equity interests of Reverb, net of cash acquired was $271 million in cash (the “Merger Consideration”), subject to (1) certain adjustments with respect to Reverb’s debt, cash and net working capital balances at the closing of the Merger, transaction expenses and the value of awards granted with respect to common stock of Etsy and (2) the deduction of a portion of the Merger Consideration, which was deposited into an escrow fund as partial security for the Reverb equityholders’ indemnification obligations under the Merger Agreement. Etsy transaction costs related to the acquisition were expensed as incurred and are not included in the calculation of consideration transferred.

The original Agreement and Plan of Merger was attached as Exhibit 2.01 to Etsy’s Current Report on Form 8-K, filed with the SEC on August 15, 2019.

Note 2—Basis of Presentation

The accompanying unaudited pro forma condensed combined financial statements were prepared in accordance with Article 11 of SEC Regulation S-X. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2018 and the six months ended June 30, 2019 combine the historical consolidated statements of operations of Etsy and Reverb, giving effect to the acquisition as if it had occurred on January 1, 2018, the first day of the fiscal year ended December 31, 2018. The unaudited pro forma condensed combined balance sheet as of June 30, 2019 combines the historical consolidated balance sheets of Etsy and Reverb, giving effect to the acquisition as if it had occurred on June 30, 2019.

The unaudited pro forma condensed combined financial statements and the notes thereto have been prepared by Etsy to illustrate the estimated effects of the acquisition of Reverb, using the acquisition method of accounting in accordance with Accounting Standards Codification (ASC) 805, “Business Combinations,” and applying the assumptions and adjustments described in the accompanying notes. The unaudited pro forma condensed combined financial information may differ from the final purchase accounting for a number of reasons, including that the allocation of the purchase price has been prepared on a preliminary basis and changes to the allocation to certain assets, liabilities, including tax estimates and potential indemnities, may be revised as additional information becomes available. In addition, the values will be based on the actual value as of the Acquisition Date. The differences that may occur between the preliminary estimates and the final purchase accounting could have a material impact on the accompanying unaudited pro forma condensed combined financial information.

The historical consolidated financial information has been adjusted in the accompanying pro forma information to give effect to unaudited pro forma events that are (1) directly attributable to the acquisition, (2) factually supportable, and (3) with respect to the unaudited pro forma condensed combined statements of operations, expected to have a continuing impact on the results of operations of the combined company. The pro forma adjustments are preliminary and have been made solely for the purpose of providing pro forma information prepared in accordance with the rules and regulations of the SEC.

The unaudited pro forma information is based on, and should be read together with the accompanying notes to the unaudited pro forma condensed combined financial statements and in conjunction with the following:

•
separate audited historical consolidated financial statements of Etsy as of and for the year ended December 31, 2018, and the related notes included in Etsy’s Annual Report on Form 10-K for the year ended December 31, 2018;

•
separate unaudited historical condensed consolidated financial statements of Etsy as of and for the six months ended June 30, 2019, and the related notes included in Etsy’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2019;

•
separate audited historical consolidated financial statements of Reverb as of and for the year ended December 31, 2018 and the related notes thereto incorporated by reference within Exhibit 99.1 in this Form 8-K/A; and

•
separate unaudited historical condensed consolidated financial statements of Reverb as of and for the six months ended June 30, 2019, and the related notes thereto incorporated by reference within Exhibit 99.2 in this Form 8-K/A.

The pro forma information has been prepared for illustrative purposes only, and is not necessarily indicative of the operating results or financial position that Etsy and Reverb would have achieved had the companies been combined during the periods presented in the pro forma information and is not intended to project the future results of operations that the combined company may achieve after the acquisition. The actual results of operations may differ materially from the pro forma amounts reflected herein due to a variety of factors.

The unaudited pro forma condensed combined statements of operations do not reflect any potential cost savings or synergies that may be realized as a result of the acquisition and also do not reflect any restructuring or integration-related costs to achieve those potential cost savings or synergies.

Note 3—Significant Accounting Policies and Reclassification Adjustments

The accounting policies used in the presentation of the pro forma information are those set out in Etsy’s audited consolidated financial statements for the fiscal year ended December 31, 2018. With the exception of Accounting Standards Update (“ASU”) 2016-02, “Leases,” (Topic 842) (“ASU 2016-02”), which Etsy adopted as of January 1, 2019 and Reverb had not yet adopted as of June 30, 2019, at this time, Etsy is not aware of any significant differences between the accounting policies of the two companies that would have a material impact on the combined company’s financial statements.

Certain reclassifications have been reflected in the pro forma adjustments to conform Reverb’s presentation to Etsy’s in the unaudited pro forma condensed combined balance sheet and statement of operations. These reclassifications have no significant effect on previous reported total assets, total liabilities, and stockholders’ equity, or income from continuing operations of Etsy or Reverb.

Balance Sheet Reclassifications

Certain amounts reported on Reverb’s June 30, 2019 historical balance sheet were reclassified in order to conform the presentation of such amounts on Etsy’s June 30, 2019 historical balance sheet. For the combined presentation, $2.9 million has been reclassified from restricted cash for the benefit of seller accounts to funds receivable and seller accounts and $4.8 million has been reclassified from capitalized software development, net to property and equipment, net.

Statement of Operations Reclassifications

Certain amounts reported on Reverb’s historical statements of operations were reclassified in order to conform the presentation of such amounts on Etsy’s historical statements of operations. The following table identifies the reclassified item, where it was classified on Reverb’s historical statements of operations and the corresponding line item on Etsy’s historical statements of operations to which such item was reclassified (unless otherwise indicated, all reclassifications were made on statement of operations for the six months ended June 30, 2019 and the year ended December 31, 2018):

•
$8.9 million and $15.9 million of cost of revenue, excluding depreciation and compensation have been reclassified to cost of revenue for the six months ended June 30, 2019 and the year ended December 31, 2018, respectively;

•
$0.6 million and $0.8 million of selling expenses have been reclassified from general and administrative to cost of revenue for the six months ended June 30, 2019 and the year ended December 31, 2018, respectively;

•	$6.1 million and $10.1 million of payroll and related expenses have been reclassified from compensation to various financial statement line items as follows:

	(in thousands)
	Six Months Ended June 30, 2019	Year Ended December 31, 2018
Cost of revenue	$943	$1,408
Marketing	2,036	3,933
Product development	1,923	2,940
General and administrative	1,164	1,792
Total amounts reclassified	$6,066	$10,074

•	$1.9 million and $3.3 million of depreciation and amortization have been reclassified from depreciation and amortization to various financial statement line items as follows:

	(in thousands)
	Six Months Ended June 30, 2019	Year Ended December 31, 2018
Cost of revenue	$1,524	$2,557
Marketing	—	—
Product development	19	27
General and administrative	406	706
Total amounts reclassified	$1,949	$3,290

Note 4—Preliminary Purchase Price Allocations

Under the acquisition method of accounting, the identifiable assets acquired and liabilities assumed of Reverb are recorded at the Acquisition Date fair values and added to those of Etsy. The pro forma adjustments are preliminary and based on estimates of the fair value and useful lives of assets acquired and liabilities assumed and have been prepared to illustrate the estimated effect of the merger. The final determination of the purchase price allocation, will depend on a number of factors that cannot be predicted with any certainty at this time. The allocation of the purchase price has been prepared on a preliminary basis and changes to the allocation to certain assets, liabilities, including tax estimates and potential indemnities, may be revised as additional information becomes available. Accordingly, the pro forma purchase price allocation is subject to further adjustment. There can be no assurances that the final valuation will not result in significant changes to the estimated fair value set forth below.

The following table summarizes the preliminary estimated allocation of the purchase price to the assets acquired and liabilities assumed of Reverb as of the Acquisition Date (in thousands):

Amount
Other current assets	$6,442
Funds receivable and seller accounts	5,578
Property and equipment other	1,543
Developed technology (1)	30,300
Trademark	79,400
Customer relationships	93,500
Long-term investments	1,028
Other assets	3,225
Other net working capital	(208)
Funds payable and amounts due to sellers	(5,578)
Other current liabilities	(8,520)
Other liabilities	(2,497)
Deferred tax liability, net	(34,898)

Net assets acquired	169,315
Estimated merger consideration	271,354
Estimated goodwill attributable to the merger	$102,039
(1) Developed technology is presented as part of property and equipment, net on the unaudited pro forma condensed combined balance sheet.

Goodwill represents the excess of merger consideration over the fair value of the underlying net assets acquired and is largely attributable to synergies and acquired workforce. In accordance with ASC Topic 350, Goodwill and Other Intangible Assets, goodwill is not amortized, but instead is reviewed for impairment at least annually, absent any indicators of impairment. Goodwill recorded in the merger is not expected to be deductible for tax purposes.

The pro forma historical net assets adjustments as shown above are further described below in Note 5 of Notes to Unaudited Pro Forma Condensed Combined Financial Information.

Property and equipment

Preliminary developed technology, classified as property and equipment in the unaudited pro forma condensed combined financial information consists of the following:

	Initial Fair Value Estimate	Estimated Useful Life
Property and equipment	(in thousands)	(in years)
Developed technology	30,300	3

Developed technology is related to capitalized software, which is classified as property and equipment. The cost approach was the valuation methodology used to estimate the fair value of the developed technology.

The amortization related to the developed technology is reflected as a pro forma adjustment in the unaudited pro forma condensed combined statements of operations based on the estimated useful life above and as further described in Note 6(a) below.

Intangible assets

Preliminary identifiable intangible assets classified in the unaudited pro forma condensed combined financial information consist of the following:

	Initial Fair Value Estimate	Estimated Useful Life
Intangible assets	(in thousands)	(in years)
Customer relationships	93,500	15
Trademark	79,400	15
	172,900

The following summarizes the valuation methods used to estimate the fair value of the identified intangible assets:

•	Customer relationships: Multi-period Excess Earnings Method

•	Trademark: Relief from Royalty Method

The amortization related to the identifiable intangible assets is reflected as a pro forma adjustment in the unaudited pro forma condensed combined statements of operations based on the estimated useful lives above and as further described in Note 6(a) below.

Note 5—Notes to Unaudited Pro Forma Condensed Balance Sheet

(a)	Represents the use of the combined company cash balance, including Reverb transaction costs paid to close the merger and the repayment of Reverb's outstanding debt.

(in thousands)
Cash consideration payable to equity holders	(274,802)
Debt paid off	(5,091)
Reverb transaction costs paid by Etsy	(1,833)
Total cash consideration transferred	(281,726)

(b)
Represents the acquisition method of accounting based on the estimated fair value of the Reverb assets acquired and liabilities assumed as discussed in Note 4 above. In certain instances in which we concluded that the book value approximates fair value, the differences between the book value as of June 30, 2019 and the Acquisition Date have not been reflected as pro forma adjustments as they were determined to be immaterial.

(in thousands)
Prepaid and other current assets fair value adjustment	5,505

Funds receivable for sellers adjustment to reflect the acquisition date book value	(1,665)

Inventory - elimination of historical	(411)
Inventory - fair value	—
Total inventory fair value adjustment	(411)

Capitalized software development, net - elimination of historical	(4,803)
Capitalized software development - fair value	30,300
Total capitalized software development fair value adjustment	25,497

Identifiable intangible assets, net - elimination of historical	(183)
Identifiable intangible assets - fair value	172,900
Total identifiable intangible assets fair value adjustment	172,717

Accrued expenses adjustment to reflect the acquisition date book value (1)	(293)

Funds payable and amounts due to sellers adjustment to reflect the acquisition date book value	(1,665)

(1) The accrued expenses adjustment to reflect the acquisition date book value is offset by an increase in accrued expenses of $0.7 million related to additional Etsy transaction costs as discussed in (c) below.

(c)
Reflects $0.7 million of additional transaction costs for Etsy, as an adjustment to Etsy’s historical retained earnings. The transaction costs primarily consist of advisory, legal and other professional fees. These expenses are not reflected in the unaudited pro forma condensed combined statement of operations because they are nonrecurring items that are directly attributable to the merger.

(d)
Reflects primarily a net deferred tax liability of $34.9 million attributable to differences in book and tax basis in the intangibles and developed technology created from the preliminary purchase price allocation net of the release of valuation allowance recorded against pre-acquisition Reverb deferred tax assets and a reserve for non-income taxes of $7.1 million.

(e)	Reflects the elimination of Reverb’s historical shares. Etsy issued 81,765 units of shares of Etsy stock awards to replace unvested Reverb equity awards issued to Reverb’s employees.

(in thousands)
Elimination of Reverb’s historical mezzanine equity	(51,189)
Elimination of Reverb’s historical common stock and capital in excess of par value	(2,015)
Elimination of Reverb’s accumulated other comprehensive income	20

(f)	Reflects the elimination of Reverb's historical retained earnings after the merger of $40.7 million offset by $0.7 million in additional transaction costs for Etsy as described in (c) above.

(g)	Represents the elimination of $0.6 million and $4.3 million of current and long-term historical debt of Reverb, respectively, as it was paid off as part of the total cash consideration transferred.

(h)
Etsy adopted ASU 2016-02 January 1, 2019. The consolidated balance sheet and statement of operations of Etsy as of and for the six months ended June 30, 2019 reflect this adoption. Reverb was not required to adopt ASU 2016-02 until January 1, 2020. The $3.1 million right-of-use asset reflected in other current assets and $0.6 million and $2.5 million of short-term and long-term portion of right-of-use liabilities reflected in other current liabilities and other liabilities, respectively, represent the impacts on the condensed combined balance sheet as if ASU 2016-02 had been adopted by Reverb as of June 30, 2019. $0.8 million of historical deferred rent recorded in other liabilities was written-off.

(i)
The pro forma adjustment to goodwill of $101.9 million represents the estimated goodwill resulting from the preliminary purchase price allocation. The difference of $0.1 million compared to the estimated goodwill amount of $102.0 million in Note 4 represents the differences between the book value as of June 30, 2019 and the Acquisition Date which have not been reflected as pro forma adjustments as they were determined to be immaterial as discussed in (b) above.

Note 6—Notes to Unaudited Pro Forma Condensed Combined Statement of Operations

(a)
Represents the adjustments to record the reversal of historical amortization expense related to identifiable intangible assets and developed technology. The amortization of intangible assets and developed technology is based on the periods over which the economic benefits of the intangible assets and developed technology are expected to be realized.

	Pro Forma (in thousands)
	Six Months Ended June 30, 2019	Year Ended December 31, 2018
Reversal of Reverb historical intangible amortization	(1,543)	(2,584)
Amortization of acquired developed technology (1)	5,050	10,100
Total adjustments to amortization expense	3,507	7,516

Amortization of acquired intangible assets (1)	5,763	11,527
(1) Amortization related to developed technology is classified in cost of revenue and the amortization of all other acquired intangible assets is classified in marketing expense.

(b)
Reflects the adjustments to reverse incurred transaction costs, which were recorded in Etsy and Reverb’s general and administrative expenses for the six months ended June 30, 2019. There were no transaction costs recorded during the twelve months ended December 31, 2018. The transaction costs reflected in the historical statement of operations for the six months ended June 30, 2019 are as follows:

Pro Forma (in thousands)
Six Months Ended June 30, 2019
Etsy transaction costs	(1,206)
Reverb transaction costs	(514)
Reduction to general and administrative	(1,720)

(c)
Reflects an estimate of the tax impacts of the merger on the combined statements of operations, primarily related to the tax impact on amortization of acquired intangibles and developed technology as well as tax benefits recorded on losses and tax attributes of Reverb, which were not recognized on a stand-alone basis. For the six months ended June 30, 2019, the combined results also contemplates the impact of the merger in estimating a combined interim tax provision.

(d)	Reflects the adjustments to weighted average shares outstanding:

	Pro Forma
	Six Months Ended June 30, 2019	Year Ended December 31, 2018
Pro Forma basic weighted average shares outstanding
Etsy historical basic weighted average shares outstanding	119,848,289	120,146,076
Issued shares to Reverb stockholders (1)	72,694	30,978
Pro Forma basic weighted average shares outstanding	119,920,983	120,177,054

Pro Forma diluted weighted average shares outstanding
Dilutive impact of Etsy shares outstanding	130,463,025	127,084,785
Dilutive impact of Reverb shares outstanding	72,694	30,978
Pro Forma diluted weighted average shares outstanding	130,535,719	127,115,763
(1) Etsy issued 81,765 Etsy Restricted Stock Units (“RSUs”) in connection with the transaction in exchange for unvested Reverb options (“Replacement RSUs”) and 42,000 retention RSUs (“Retention RSUs”). The Replacement RSUs will continue to vest under the same vesting terms as the Reverb options, and the Retention RSUs vest over a one year period, with 50% vesting after 6 months and the remaining 50% vesting after 12 months.